Exhibit 99.1

BIO Investor Conference October 20, 2015 Robert Clarke, Ph.D. President & Chief Executive Officer NASDAQ: PULM Engineering the Future for Inhaled Therapeutics

2 Disclaimers & Forward Looking Statements This presentation contains forward - looking statements . Forward - looking statements may be identified by the use of forward - looking terms such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would” or the negative of such terms or other variations on such terms or comparable terminology . These statements are not guarantees of future performance, are based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including risks that we will not have sufficient working capital, that we will have delays in obtaining, or we will be unable to obtain, FDA or other regulatory approvals for our products, unable to establish collaborations, or that our products will not be commercially viable, among other risks . Additional information about the risk factors that may affect the realization of forward - looking statements is set forth in our filings with the Securities and Exchange Commission (SEC), including our quarterly report on Form 10 - Q for the period ended June 30 , 2015 . Investors and security holders are urged to read these documents free of charge on the SEC’s website at http : //www . sec . gov . Forward - looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward - looking statement, whether as a result of new information, future events, or otherwise .

3 Pulmatrix Investment Opportunity High Value Pipeline Clinical - stage COPD candidate (R&D collaboration with Mylan ) Inhaled anti - fungal for Cystic Fibrosis Inhaled anti - fibrotic for Idiopathic Pulmonary Fibrosis Proprietary iSPERSE Technology Engineered particles, which enable highly efficient delivery of inhaled therapeutics to the lungs supported by novel IP portfolio (2030s) Inhaled formulations of drugs ranging from small molecules to biologics including whole antibodies Funded into 2017 $25.5 million in cash (as of June 30, 2015) Funds current pipeline beyond critical clinical and corporate milestones Experienced Leadership Management team and BOD have a demonstrated history of biotech and technology success including Respiratory companies

Pulmatrix Team: A History of Biotech Success

Management

Robert Clarke, PhD
CEO (11+ years)
(AIR, Alkermes)



David Hava, PhD
CSO (8+ years)
(Harvard)



Bill Duke, MBA
CFO
(Genzyme, Valeritas)



Board of Directors

Terry McGuire
Chairman, BOD
(AIR, Cubist, Ironwood)



Steve Gillis, PhD
BOD Investor
(Immunex, Bluebird)



Scott Rocklage, PhD
BOD Investor
(Cubist, Pearl)



Michael Higgins
BOD-Audit Chair
(Genzyme)



Dave Maki, JD
BOD Investor
(Juno, IDRI)



Kurt Graves
BOD Independent
(Vertex)



4

5 iSPERSE Technology Platform: Engineered for Exceptional Performance Proprietary iSPERSE Technology Platform: Small , dense , dispersible , and respirable salt - containing particles Simply manufactured to reduce costs and risks, which should increase the probability of success and partner appeal

6 iSPERSE Platform: • Variegated formulation concepts to achieve product advantages (particle size, formulation etc.) • Stability, scalability, filling all demonstrated • Successfully formulated a broad class of molecules: small molecules, nucleic acids, peptides, proteins, and antibodies Particle Engineering by Spray Drying: • One - step, scalable, and flexible process • Experience with GMP production to kg quantities • Standard production/filling equipment Simply Manufactured With Customizable Drug Performance

7 Pulmonary Therapeutics Create Valuable Companies Indication Drug Development Stage Company Value ($MM) COPD PT003 (LABA/LAMA) Phase II Pearl (AZ 2013) Acquired : $560 MM /$1.2B total TD - 4208 (LAMA) Phase II Theravance Biopharma NASDAQ:TBPH $475MM MC Flutiform (LABA/ICS) Marketed SkyePharma London:SKP.L $359MM MC Cystic Fibrosis Arikayce (Antibiotic) Phase III Insmed NASDAQ: INSM $1.49B MC QR - 010 (mRNA) Phase I PROQR NASDAQ: PRQR $398MM MC IPF TD - 139 (Galectin - 3 inhibitor protein ) Pre - Clinical Galectos (BMS 2014) Acquired : $444MM total PRM - 151 (Pentraxin - 2 protein) Phase I Promedior (BMS 2015) Acquired : $150 MM/$1.25B total Platform CVT - 301 (L - Dopa) Phase II Civitas ( Acorda 2014) Acquired : $525MM cash

8 iSPERSE Pipeline Product COPD PUR1900 Anti - fungal Cystic Fibrosis PUR0200 LAMA PUR1500 Anti - fibrotic Formulation Feasibility Nonclinical Development Phase 1 Phase 2 IPF Indication • Pulmatrix - Celdara Medical Fast Track SBIR to support early development of a novel biologic to treat IPF

9 PUR0200: Bronchodilator for COPD Low Mid High Drug Product Profile • Branded generic iSPERSE version of a marketed $5B WW once daily LAMA bronchodilator • Uses commercially available capsule - based passive DPI device Commercial scale capsule based device Clinical PD Data in COPD Patients Black circles show a matching patient benefit of iSPERSE vs marketed product at 80% lower dose of inhaled drug

10 PK Bioequivalence: Expedited EU Regulatory Path for PUR0200 Plasma levels increase with dose and with similar kinetics Altered formulation to match PK data around the 1/6 reference dose (Evaluating slight variations in particle size and particle size distribution) Matching C max at 1/6 reference dose Triple exposure at ½ reference dose

PUR0200 Fast Follower: Significant Near-Term Market Potential

	EU	US
Drug Class	Muscarinic antagonist (bronchodilator)	Muscarinic antagonist (bronchodilator)
Dosing profile	Once daily, inhaled	Once daily, inhaled
Regulatory Path	PK Bioequivalence	505(b)2
Development Status	Clinical trial Q4 2015	R&D Collaboration
Estimated Registration	2017	2020
Partner Status	Mylan option on program	Active partner discussions
Potential estimated peak annual sales	$300-$500MM	$450-650MM

- Data from next PK Bioequivalence study triggers Mylan negotiating option to EU rights
- US development & commercialization rights are not covered by the Mylan agreement; ongoing conversations with interested partners for US rights

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12 0 24 48 72 96 120 144 168 -1 0 1 2 3 4 5 6 Time (h) [ D r u g ] Lung (ng/g) Plasma (ng/mL) PUR1900: Inhaled Anti - Fungal for CF Lead API PK profile: High lung levels Low systemic levels PUR1900 Drug Profile: • Dry powder itraconazole anti - fungal in iSPERSE matrix • High local drug concentrations to treat infection in lung with low systemic exposure = significant improvement over oral antifungals • High potency against A. fumigatus and other fungal pathogens Itraconazole MIC 90 = 0.5μg/mL

Opportunity to Develop a Single Anti-Fungal in Multiple Indications

Cystic Fibrosis

- Approximately 75K patients worldwide; with 50% being adults
- Improved diagnostics suggest higher prevalence than originally believed
- Infection rates > 45% of adult patients
  - ≥30% with aspergillus bronchitis and >15% with ABPA

Invasive Pulmonary Aspergillosis

- Major risk factor is immunodeficiency → e.g. neutropenia, transplants
  - Mortality >50% in neutropenic patients and >90% in HSCT recipients
- Treated prophylactically in some cases
- Growing incidence in non-immunocompromised diseases, e.g. COPD

Asthma

- Approximately 2.5M severe asthmatics worldwide
- SAFS prevalence ≥30% of severe patients
  - Emerging phenotype associated with fungal sensitization
- ABPA affects 1 to 3% of all asthmatic patients

Chronic Aspergillus Infection

- Long term illness associated with Aspergillus infection
- Includes patients with aspergilloma, cavitary pulmonary aspergillosis or necrotizing aspergillosis
- Often with underlying disease; e.g. COPD, mycobacteria or asthma

Multiple development options post Ph 1

Increasing number of patients and partnering opportunities

Stevens et al. Clin Infect Dis. 2000 Apr;30(4):696-709

Agarwal, R. Curr Allergy Asthma Rep. 2011 Oct;11(5):403-13

Denning et al. Med Mycol. 2013 May;51(4):361-70.

Kousha et al. Eur Respir Rev. 2011 Sep 1;20(121):156-74.

Stevens et al. Clin Infect Dis. 2003 Oct 1;37 Suppl 3:S225-64.

Armstead et al. PLoS One. 2014 Jun 10;9(6):e98502.

ABPA = Allergic Bronchopulmonary Aspergillosis
SAFS = Severe Asthma with Fungal Sensitization
HSCT = Hematopoietic Stem Cell Transplant

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14 PUR1900 Value Proposition Aggressive market penetration in CF due to high patient compliance and preference (ex Tobi Podhaler , Pulmozyme ): Beyond CF: Multiple other rare/orphan indications served with same inhaled drug product – E.g. Chemotherapy patients, transplant patients in a prophylactic regimen Potential peak annual sales = > $1.1B (all indications & prophylactic dosing) Indication Cystic Fibrosis Class Anti - infective Active Ingredient Itraconazole Dosing Once daily, inhaled Device Dry Powder Inhaler Regulatory Path US 505(b)2; Rare/orphan status Development Status Phase IB data in CF patients in 2H16 Potential est . peak annual sales $335MM (WW)

15 iSPERSE Opportunities in IPF • Community would embrace inhaled options to overcome side effects and enable drugs against new targets • Recently approved drugs energized field – Nintedanib and Pirfenidone – Despite efficacy, significant unmet need remains – GI side effects and oral bioavailability may limit tolerability, use and efficacy – Possible to evaluate inhaled PK and target specificity to assess potential for locally acting drug • Evaluating compounds from three classes – PUR1500: repurposing approved small molecule target for inhalation – Celdara collaboration on novel biologic with extensive preclinical data – Evaluating in licensing opportunities from large pharma

16 PUR1500: Anti - Fibrotic for IPF Idiopathic Pulmonary Fibrosis (IPF) Rare disorder afflicting 130,000 patients in the US; 40,000 deaths per year 1 Fibrotic scarring leads to reduced lung function and mortality within 2 - 5 years Drug Product Profile Dry powder anti - fibrotic in iSPERSE matrix targeting an approved MOA for IPF molecules Chronic therapy for preventing or slowing progression of fibrosis • iSPERSE enables consistent delivery of high lung drug loads needed for efficacy • Local targeting overcomes GI or systemic side effects Anticipated Program Milestones Disclose selected API 1H 2016 Pre - clinical PK and PD using established models completed Q4 2015 Precedent pre - clinical and Phase 1 stage deals with large pharma for promising IPF candidates ($444M Galectos deal with BMS 2014; $1.25B Promedior with BMS 2015) 1. www.coalitionforpf.org

17 Pulmatrix : Building Future Value • Evaluating big pharma r espiratory compounds • Focused on development stage molecules • Multiple economic structures including equity position(s) In - License Opportunities • Multiple early - stage feasibility/development partnerships • Outsourced development model to reduce R&D/GMP burden while receiving licensing fees/royalties Out - License Opportunities • Systemic products using iSPERSE to achieve IV - like pulmonary delivery profile and avoid GI exposure Novel Opportunities

18 Share Statistics Trading Symbol PULM Total Shares Outstanding 14.5 million Financials Cash on Hand At June 30, 2015 $25.5 million Runway based on anticipated expenses Mid - 2017 Cap Structure Insider Ownership 57% Key Financial Data

Anticipated Near Term Milestones

PUR0200	
Q1 2016	Initiate EU Phase 2 bioequivalence clinical study vs. reference product
1H 2016	Report data from EU Phase 2 bioequivalence clinical study
2H 2016	Initiate Pivotal EU PK Bioequivalence approval study with partner
2H 2016	Form U.S. development & commercialization partnership

PUR1900	
2H 2016	Initiate Ph 1/1b trial in fungal infections in cystic fibrosis patients
2H 2016	Finalize development plan for orphan prophylactic indications

PUR1500	
1H 2016	Identify active pharmaceutical ingredient for IPF candidate

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BIO Investor Conference October 20, 2015 Robert Clarke, Ph.D. President & Chief Executive Officer NASDAQ: PULM Engineering the Future for Inhaled Therapeutics